Exhibit 10.8

GEORGIA COMMERCIAL LEASE AGREEMENT

I. The Parties. This Commercial Lease Agreement (“Agreement”) made this January 2nd, 2025 by and between:

Landlord. ONIUM CAPITAL, LLC, of 2680 Dravton Hall Drive, Buford, GA 30519 State of Georgia, (“Landlord”)

AND

Tenant. Secured Transportation Services, LLC , of 90 West Moreno Street Buford GA 30518. State of Georgia , (“Tenant”). Collectively, the Landlord and Tenant shall be referred to herein as the “Parties”.

The Parties agree as follows:

ll. DESCRIPTION OF LEASED PREMISES. The Landlord agrees to lease to the Tenant the following described ~2200 square feet (SF) of office and ~2500 square feet of warehouse located at 575 Smith Cemetery Road, Suite B, Winder GA 30680 State of Georgia.

Additional Description: including parking and lawn space

Hereinafter known as the “Premises”.

Ill. USE OF LEASED PREMISES. The Landlord is leasing the Premises to the Tenant and the Tenant is hereby agreeing to lease the Premises for the following use and purpose: engineering offices

Any change in use or purpose the Premises other than as described above shall be upon prior written consent of Landlord only.

IV. TERM OF LEASE. The term of this Lease shall be for a period of 1 year(s) 0 month(s) commencing on the 1 day of January , 2028. (“Initial Term”)

V. BASE RENT. The net monthly payment shall be $8522 dollars ($8522.00), payable monthly with the first payment due upon the commencement of the Lease and each monthly installment payable thereafter on the 5th day of each month (“Base Rent”). Rent payment for any period during the term hereon, which is for less than 1 month shall be a pro-rata portion of the monthly rent.

VI. OPTION TO RENEW: (check one)

☐ - Tenant may not renew the Lease.

☒ - Tenant may have the right to renew the Lease with a total of 2 renewal period(s) with each term being 1 year(s) 0 month(s) which may be exercised by giving written notice to Landlord no less than 60 days prior to the expiration of the Lease or renewal period.

Rent for each option period shall: (check one)

☐ - Not increase.

☒ - Increase as calculated by multiplying the Base Rent by the annual change in the Consumer Price Index (CPI) published by the Bureau of Labor Statistics by the most recent publication to the option period start date.

☐ - Increase by ______%

☐ - Increase by ___________________ dollars ($____________________)

Vll. EXPENSES. [Check and Initial whether this Lease is Gross, Modified Gross, or Triple Net (NNN)I

☐ - GROSS. Tenant’s Initials ________ Landlord’s Initials ________

It is the intention of the Parties that this Lease be considered a “Gross Lease” and as such, the Base Rent is the entirety of the monthly rent. Therefore, the Tenant is not obligated to pay any additional expenses which includes utilities, real estate taxes, insurance (other than on the Tenant’s personal property), charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. The Landlord shall be obligated to maintain the general exterior structure of the Premises, in addition, shall maintain all major systems such as the heating, plumbing, and electrical. The parking area shall be maintained by the Landlord including the removal of any snow or environmental hazards as well as the grounds and lands surrounding the Premises. The Landlord shall maintain at their expense casualty insurance for the Premises against loss by fire which may or may not include any extended coverage. The Tenant will provide and maintain personal liability and property damage insurance as a tenant, at least to the limits of One Million Dollars ($1,000,000.00) that will designate the Landlord as an “also named insured”, and shall provide the Landlord with a copy of such insurance certification or policy prior to the effective date of this Lease.

☒ - MODIFIED GROSS. Tenant’s Initials RAB Landlord’s Initials ATB

It is the intention of the Parties that this Lease shall be considered a “Modified Gross Lease”.

In addition to the Base Rent, the Tenant shall be obligated to pay the following monthly expenses: utilities including: water, garbage. internet. electric, landscaping & phone

Landlord shall pay the following monthly expenses: property taxes

☐ - TRIPLE NET (NNN). Tenant’s Initials __________ Landlord’s Initials __________

It is the intention of the Parties that this Lease shall be considered a “Triple Net Lease”.

I.	Operating Expenses. The Landlord shall have no obligation to provide any services, perform any acts, or pay expenses, charges, obligations or costs of any kind whatsoever with respect to the Premises. The Tenant hereby agrees to pay one-hundred percent (100%) of any and all Operating Expenses as hereafter defined for the entire term of the Lease and any extensions thereof in accordance with specific provisions hereinafter set forth. The term “Operating Expenses” shall include all costs to the Landlord of operating and maintaining the Premises, and shall include, without limitation, real estate and personal property taxes and assessments, management fee(s), heating, air conditioning, HVAC, electricity, water, waste disposal, sewage, operating materials and supplies, sen./ice agreements and charges, lawn care, snow removal, restriping, repairs, repaving, cleaning and custodial, security, insurance, the cost of contesting the validity or applicability of any governmental acts which may affect operating expenses, and all other direct operating costs of operating and maintaining the Premises and related parking areas, unless expressly excluded from operating expenses.

II.	Taxes. Tenant shall pay, during the term of this Lease, the real estate taxes including any special taxes or assessments (collectively, the “taxes”) attributable to the Premises and accruing during such term. Tenant, at Landlord’s option, shall pay to Landlord said taxes on a monthly basis, based on one-twelfth (1/12) of the estimated annual amount for taxes. Taxes for any fractional calendar year during the term hereof shall be prorated. In the event the Tenant does not make any tax payment required hereunder, Tenant shall be in default of this Lease.

III.	Insurance. Tenant shall maintain, at all times during the Term of this Lease, comprehensive general liability insurance in an insurance company licensed to do business in the State in which the Premises is located and that is satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than ________________________ dollars ($ ________________________) for injury to or ________________________ dollars ($ ________________________) death of persons and dollars ($ ) for property damage. During the Term of this Lease, Tenant shall furnish the Landlord with certificate(s) of insurance, in a form acceptable to Landlord, covering such insurance so maintained by Tenant and naming Landlord and Landlord’s mortgagees, if any, as additional insured.

VIII. SECURITY DEPOSIT. In addition to the above, a deposit in the amount of Fifteen Hundred dollars ($1,500.00), shall be due and payable in advance or at the signing of this Lease, hereinafter referred to as the “Security Deposit”, and shall be held in escrow by the Landlord in a separate, interest-bearing savings account as security for the faithful performance of the terms and conditions of the Lease. The Security Deposit may not be used to pay the last month’s rent unless written permission is granted by the Landlord.

IX. LEASEHOLD IMPROVEMENTS. The Tenant agrees that no leasehold improvements, alterations or changes of any nature, (except for those listed on any attached addenda) shall be made to the leasehold premises or the exterior of the building without first obtaining the consent of the Landlord in writing, which consent shall not be unreasonably withheld, and thereafter, any and all leasehold improvements made to the Premises which become affixed or attached to the leasehold Premises shall remain the property of the Landlord at the expiration or termination of this Lease Agreement. Furthermore, any leasehold improvements shall be made only in accordance with applicable federal, state or local codes, ordinances or regulations, having due regard for the type of construction of the building housing the subject leasehold Premises. If the Tenant makes any improvements to the Premises the Tenant shall be responsible payment, except the following N/A.

Nothing in the Lease shall be construed to authorize the Tenant or any other person acting for the Tenant to encumber the rents of the Premises or the interest of the Tenant in the Premises or any person under and through whom the Tenant has acquired its interest in the Premises with a mechanic’s lien or any other type of encumbrance. Under no circumstance shall the Tenant be construed to be the agent, employee or representative of Landlord. In the event a lien is placed against the Premises, through actions of the Tenant, Tenant will promptly pay the same or bond against the same and take steps immediately to have such lien removed. If the Tenant fails to have the Lien removed, the Landlord shall take steps to remove the lien and the Tenant shall pay Landlord for all expenses related to the Lien and removal thereof and shall be in default of this Lease.

X. LICENSES AND PERMITS. A copy of any and all local, state or federal permits acquired by the Tenant which are required for the use of the Premises shall be kept on site at all times and shall be readily accessible and produced to the Landlord and/or their agents or any local, state, or federal officials upon demand.

Xl. OBLIGATIONS OF TENANT. The Tenant shall be primarily responsible whenever needed for the maintenance and general pickup of the entranceway leading into the Premises, so that this is kept in a neat, safe and presentable condition. The Tenant shall also be responsible for all minor repairs and maintenance of the leasehold Premises, particularly those items which need immediate attention and which the Tenants, or their employees, can do and perform on their own, including but not limited to, the replacement of light bulbs, as well as the normal repair and cleaning of windows, cleaning and clearing of toilets, etc., and the Tenant shall properly maintain the Premises in a good, safe, and clean condition. The Tenant shall properly and promptly remove all rubbish and hazardous wastes and see that the same are properly disposed of according to all local, state or federal laws, rules regulations or ordinances.

In the event the structure of the Premises is damaged as a result of any neglect or negligence of Tenant, their employees, agents, business invitees, or any independent contractors serving the Tenant or in any way as a result of Tenant’s use and occupancy of the Premises, then the Tenant shall be primarily responsible for seeing that the proper claims are placed with the Tenant’s insurance company, or the damaging party’s insurance company, and shall furthermore be responsible for seeing that the building is safeguarded with respect to said damage and that all proper notices with respect to said damage, are made in a timely fashion, including notice to the Landlord, and the party or parties causing said damage. Any damage that is not covered by an insurance company will be the liability of the Tenant.

The Tenant shall, during the term of this Lease, and in the renewal thereof, at its sole expense, keep the interior of the Premises in as good a condition and repair as it is at the date of this Lease, reasonable wear and use excepted. This obligation would include the obligation to replace any plate glass damaged as a result of the neglect or acts of Tenant or her guests or invitees. Furthermore, the Tenant shall not knowingly commit nor permit to be committed any act or thing contrary to the rules and regulations prescribed from time to time by any federal, state or local authorities and shall expressly not be allowed to keep or maintain any hazardous waste materials or contaminates on the Premises. Tenant shall also be responsible for the cost, if any, which would be incurred to bring her contemplated operation and business activity into compliance with any law or regulation of a federal, state or local authority.

Xll. INSURANCE. In the event the Tenant shall fail to obtain insurance required hereunder and fails to maintain the same in force continuously during the term, Landlord may, but shall not be required to, obtain the same and charge the Tenant for same as additional rent. Furthermore, Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event the insurance rates applicable to fire and extended coverage covering the Premises shall be increased by reason of any use of the Premises made by Tenant, then Tenant shall pay to Landlord, upon demand, such increase in insurance premium as shall be caused by said use or Tenant’s proportionate share of any such increase.

XIII. SUBLETIASSIGNMENT. The Tenant may not transfer or assign this Lease, or any right or interest hereunder or sublet said leased Premises or any part thereof without first obtaining the prior written consent and approval of the Landlord.

XIV. DAMAGE TO LEASED PREMISES. In the event the building housing the Premises shall be destroyed or damaged as a result of any fire or other casualty which is not the result of the intentional acts or neglect of Tenant and which precludes or adversely affects the Tenant’s occupancy of the Premises, then in every such cause, the rent herein set forth shall be abated or adjusted according to the extent to which the leased Premises have been rendered unfit for use and occupation by the Tenant and until the demised Premises have been put in a condition at the expense of the Landlord, at least to the extent of the value and as nearly as possible to the condition of the Premises existing immediately prior to such damage. It is understood, however, in the event of total or substantial destruction to the Premises that in no event shall the Landlord’s obligation to restore, replace or rebuild exceed an amount equal to the sum of the insurance proceeds available for reconstruction with respect to said damage.

XV. DEFAULT AND POSSESSION: In the event that the Tenant shall fail to pay said rent, and expenses as set forth herein, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of said Lease for a period of more than 15 days, after receiving notice of said default, then the parties hereto expressly agree and covenant that the Landlord may declare the Lease terminated and may immediately re-enter said Premises and take possession of the same together with any of Tenant’s personal property, equipment or fixtures left on the Premises which items may be held by the Landlord as security for the Tenant’s eventual payment and/or satisfaction of rental defaults or other defaults of Tenant under the Lease. It is further agreed, that if the Tenant is in default, that the Landlord shall be entitled to take any and all action to protect its interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to the Landlord in violation of its security interest in said items of personal property. Furthermore, in the event of default, the Landlord may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of the Tenant’s, at the Tenant’s expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Tenant’s property, including the storage of the same, under reasonable terms and conditions at Tenants expense, and, in addition, it is understood that the Landlord may sue the Tenant for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

In the event any legal action has to be instituted to enforce any terms or provisions under this Lease, then the prevailing party in said action shall be entitled to recover a reasonable attorney’s fee in addition to all costs of said action.

Rent which is in default for more than 15 days after due date shall accrue a payment penalty of one of the following:

(check one)

☐ - Interest at a rate__________ of percent (_____%) per annum on a daily basis until the amount is paid in full.

☒ - Late fee of Ten dollars ($10.00) per day until the amount is paid in full.

In this regard, all delinquent rental payments made shall be applied first toward interest due and the remaining toward delinquent rental payments.

XVI. INDEMNIFICATION. The Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Tenant’s use and occupancy of the Premises, and further shall indemnify the Landlord for any losses which the Landlord may suffer in connection with the Tenant’s use and occupancy or care, custody and control of the Premises. The Tenant also hereby covenants and agrees to indemnify and hold harmless the Landlord from any and all claims or liabilities which may arise from any latent defects in the subject Premises that the Landlord is not aware of at the signing of the lease or at any time during the lease term.

WII. BANKRUPTCY - INSOLVENCY. The Tenant agrees that in the event all or a substantial portion of the Tenant ‘s assets are placed in the hands of a receiver or a Trustee, and such status continues for a period of 30 days, or should the Tenant make an assignment for the benefit of creditors or be adjudicated bankrupt; or should the Tenant institute any proceedings under the bankruptcy act or any amendment thereto, then such Lease or interest in and to the leased Premises shall not become an asset in any such proceedings and, in such event, and in addition to any and all other remedies of the Landlord hereunder or by law provided, it shall be lawful for the Landlord to declare the term hereof ended and to re-enter the leased land and take possession thereof and all improvements thereon and to remove all persons therefrom and the Tenant shall have no further claim thereon.

XVIII. SUBORDINATION AND ATTORNMENT. Upon request of the Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage now or hereafter in force against the property or any portion thereof, and to all advances made or hereafter to be made upon the security thereof, and to any ground or underlying lease of the property provided, however, that in such case the holder of such mortgage, or the Landlord under such Lease shall agree that this Lease shall not be divested or in any way affected by foreclosure, or other default proceedings under said mortgage, obligation secured thereby, or Lease, so long as the Tenant shall not be in default under the terms of this Lease. Tenant agrees that this Lease shall remain in full force and effect notwithstanding any such default proceedings under said mortgage or obligation secured thereby.

Tenant shall, in the event of the sale or assignment of Landlord’s interest in the building of which the Premises form a pan, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

XIX. MISCELLANEOUS TERMS.

I.	Usage by Tenant: Tenant shall comply with all rules, regulations and laws of any governmental authority with respect to use and occupancy. Tenant shall not conduct or permit to be conducted upon the Premises any business or permit any act which is contrary to or in violation of any law, rules or regulations and requirements that may be imposed by any authority or any insurance company with which the Premises is insured, nor will the Tenant allow the Premises to be used in any way which will invalidate or be in conflict with any insurance policies applicable to the building. In no event shall explosives or extra hazardous materials be taken onto or retained on the Premises. Furthermore, Tenant shall not install or use any equipment that will cause undue interference with the peaceable and quiet enjoyment of the Premises by other tenants of the building.

II.	Signs: Tenant shall not place on any exterior door, wall or window of the Premises any sign or advertising matter without Landlord’s prior written consent and the approval of the Barrow County / Winder GA Thereafter, Tenant agrees to maintain such sign or advertising matter as first approved by Landlord in good condition and repair. Furthermore, Tenant shall conform to any uniform reasonable sign plan or policy that the Landlord may introduce with respect to the building. Upon vacating the Premises, Tenant agrees to remove all signs and to repair all damages caused or resulting from such removal.

III.	Pets: Unless otherwise stated in this Lease Agreement, the only pets that shall be allowed on the Premises are those needed legally due to a disability or handicap.

IV.	Condition of Premises/Inspection by Tenant: The Tenant has had the opportunity to inspect the Premises and acknowledges with its signature on this lease that the Premises are in good condition and comply in all respects with the requirements of this Lease. Furthermore, the Landlord makes no representation or warranty with respect to the condition of the Premises or its fitness or availability for any particular use, and the Landlord shall not be liable for any latent or patent defect therein. Furthermore, the Tenant represents that Tenant has inspected the Premises and is leasing and will take possession of the Premises with all current fixtures present in their “as is” condition as of the date hereof.

V.	Right of Entry: It is agreed and understood that the Landlord and its agents shall have the complete and unencumbered right of entry to the Premises at any time or times for purposes of inspecting or showing the Premises and for the purpose of making any necessary repairs to the building or equipment as may be required of the Landlord under the terms of this Lease or as may be deemed necessary with respect to the inspection, maintenance or repair of the building.

XX. ESTOPPEL CERTIFICATE. Tenant at any time and from time to time, upon at least ten (10) days prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that the Lease is unmodified and in full force and effect, or if the Lease has been modified, then that the same is in full force and effect except as modified and stating the modifications, stating the dates to which the fixed rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this Lease and, if so, specifying each such default.

XXI. HOLDOVER. Should Tenant remain in possession of the Premises after the cancellation, expiration or sooner termination of the Lease, or any renewal thereof, without the execution of a new Lease or addendum, such holding over in the absence of a written agreement to the contrary shall be deemed, if Landlord so elects, to have created and be construed to be a tenancy from month to month, terminable upon thirty (30) days’ notice by either patty.

XXII. WAIVER. Waiver by Landlord of a default under this Lease shall not constitute a waiver of a subsequent default of any nature.

XIII. GOVERNING LAW. This Lease shall be governed by the laws of the State of Georgia.

XXIV. NOTICES. Payments and notices shall be addressed to the following:

Landlord

Onium Capital. LLC

2680 Drayton Hall Drive

Buford GA 30519

Tenant

Secured Transportation Services, LLC

575 Smith Cemetery Road. Suite B

Winder GA 30680

XXV. AMENDMENT. No amendment of this Lease shall be effective unless reduced to writing and subscribed by the parties with all the formality of the original.

XXVI. BINDING EFFECT. This Lease and any amendments thereto shall be binding upon the Landlord and the Tenants and/or their respective successors, heirs, assigns, executors and administrators.

IN WITNESS WHEREOF, the parties hereto set their hands and seal this 2nd day of January , 2025 .

/s/ Angela T. Boyd	Onium Capital, LLC
Landlord’s Signature - Angela T. Boyd	Landlord’s name

/s/ Roy A. Boyd	Secured Transportation Services, LLC
Tenant’s Signature - Roy A. Boyd	Tenant’s name

ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF GEORGIA

COUNTY OF Barrow

On this 2nd day of January, 2025, before me appeared Angela T. Boyd, as LANDLORD of this Commercial Lease Agreement who proved to me through government issued photo identification to be the above-named person, in my presence executed and acknowledged that they executed the same as their free act and deed.

Gabrielle Sidney Ossege Ragan

Notary Public

Barrow County, Georgia

My Commission Expires: 07-23-29

ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF GEORGIA

COUNTY OF Barrow

On this 2nd day of January , 2025, before me appeared Roy A. Boyd, as TENANT(S) of this Commercial Lease Agreement who proved to me through government issued photo identification to be the above-named person, in my presence executed foregoing instrument and acknowledged that they executed the same as their free act and deed.

Gabrielle Sidney Ossege Ragan

Notary Public

Barrow County, Georgia

My Commission Expires: 07-23-29

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made and entered into effective as of May 22, 2026 by and between Onium Capital, LLC, a Georgia limited liability company (“Landlord”), and Secured Transportation Services LLC, a Delaware limited liability company (“Tenant”), with reference to the following facts:

R E C I T A L S :

A. Landlord and Tenant entered into that certain Commercial Lease Agreement, dated as of January 2, 2025 (the “Existing Lease”), pursuant to which Tenant currently leases from Landlord approximately 2,200 square feet of office space and 2,500 square feet of warehouse space located at 575 Smith Cemetery Road, Suite B, Winder GA 30680 (the “Premises”, and the entire building in which the Premises are located, the “Building”; and together with the real estate upon which the Building is located, the “Property”). The Existing Lease, as modified by this First Amendment, shall be referred to as the “Lease”.

B. Landlord and Tenant desire to amend the Existing Lease to provide for a 5-year term extension and provide Tenant a Right of First Refusal to purchase the Property, all as more particularly set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals; Defined Terms. The parties agree that the foregoing recitals are true and correct and are incorporated herein. All terms used herein shall have their respective meanings as set forth in the Existing Lease unless expressly superseded by the terms of this First Amendment. All section references shall refer to the Existing Lease, except as otherwise specified herein.

2. Term. Section IV. Term of Lease is hereby deleted in its entirety and replaced with the following:

“The term of this Lease shall be for a period of 3 year(s) and 0 month(s) commencing on January 1, 2025 and expiring on December 31, 2027 (the “Initial Term”). At the expiration of the Initial Term, provided that there is no default under the Lease as of the last day of the Initial Term, the Term of Lease shall be extended for an additional five year(s) and 0 month(s) commencing on January 1, 2028 and expiring on December 31, 2032 (the “Renewal Term”, and together with the Initial Term, the “Term” and each calendar year from January 1 through December 31 during the Term referred to herein as a “Lease Year”), upon the same terms and conditions expressed in the Lease other than Base Rent which shall be in the amounts set forth in Section 3 below.”

3. Renewal Term Base Rent. The Base Rent for the first Lease Year in the Renewal Term shall be an amount equal to the Base Rent in place as of the last day of the Initial Term (being $8,522.00 per month), increased by three percent (3.0%), and thereafter on the first day of each succeeding Lease Year, the Base Rent shall further increase by an additional three percent (3.0%) over the Base Rent payable in the immediately preceding Lease Year. For avoidance of doubt, all other payments of utilities, taxes, insurance or other amounts shall continue to be made as set forth in the Existing Lease without change.

4. Right of First Refusal. Tenant shall have a right of first refusal to purchase the Property, in accordance with the terms and conditions of this Section 4. Landlord shall not offer the Property for sale or solicit offers without first providing Tenant with prior written notice of Landlord’s intent to market the Property. If Landlord receives a bona fide written offer from a third party to purchase fee simple title to the Property, which offer Landlord is prepared to accept (an “Offer”), Landlord shall deliver a copy of said Offer to Tenant (the “Right of First Refusal Notice”). Tenant shall have the right to elect to purchase the Property on the same terms and conditions contained in the Offer by delivering to Landlord written notice (the “Exercise Notice”) given on or prior to the date that is fifteen (15) days following Tenant’s receipt of the Right of First Refusal Notice. Failure by Tenant to deliver its Exercise Notice within such fifteen (15) day period shall be deemed an election by Tenant to not exercise the right of first refusal herein granted with respect to the Property as it relates to that Offer. If Tenant exercises its right with respect to the Property, Landlord and Tenant shall then promptly enter into an agreement for the purchase of the Property containing the terms set forth in the Offer and such other reasonable and customary terms for a purchase and sale of similar property within a reasonable time thereafter. If Tenant does not timely exercise its right of first refusal, Landlord shall be free to sell the Property to such third party on terms no more favorable than those set forth in the Offer, provided that to the extent the purchase price of any such sale is at least ninety-five percent (95%) of the purchase price set forth in the Right of First Refusal Notice, the terms of such sale shall not be deemed to be more favorable than those set forth in the Offer, and such sale must be consummated within one hundred eighty (180) days following Tenant’s waiver (or deemed waiver) of its right of first refusal. If (i) the sale is not consummated within such one hundred eighty (180)-day period, or (ii) the purchase price is reduced by more than five percent (5.0%) or the material terms of the sale become more favorable to the purchaser, then such revised terms (or new offer) shall again be subject to Tenant’s right of first refusal in accordance with this Section 4.

5. Counterparts; Electronic Signatures. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts, when taken together, shall be deemed to constitute one and the same instrument. The words “execution,” “signed” and “signature” and words of like import in this First Amendment shall include images of manually executed signatures transmitted by electronic format (including “.pdf,” “.tif” or “.jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Electronic Signatures in Global and National Commerce Act, any state law based on the Uniform Electronic Transactions Act and the Uniform Commercial Code.

6. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Existing Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall prevail.

7. Captions and Paragraph Numbers. The captions and section numbers appearing in this First Amendment are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this First Amendment.

8. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. As amended hereby, the Existing Lease shall remain in full force and effect.

9. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

[Signature Page Follows]

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IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

Onium Capital, LLC,
a Georgia limited liability company

By:	/s/ Roy A. Boyd II
Name:	Roy A. Boyd II
Title:	Chairman of the Board of Directors

TENANT:

Secured Transportation Services LLC,
a Delaware limited liability company

By:	/s/ Roy A. Boyd II
Name:	Roy A. Boyd II
Title:	President